U.S. Securities and Exchange Commission
Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 7, 2009

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Commission File No. 000-1355287
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Impact Fusion International, Inc.
(Name of small business issuer as specified in its charter)

Florida	75-3086416
(State of Incorporation)	(IRS Employer Identification No.)

5100 West Copans Dr. Ste. 500D
Margate, Florida 33063
(Address of principal executive offices)

(888) 716-6668
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On October 7, 2009, Tarvaran, Askelson & Company, LLP ("TAC") was appointed as the independent auditor for Impact Fusion International, Inc. the ("Company") commencing with the fiscal year ending September 30, 2007.  Dohan and Company, CPA, PA ("Dohan") did not stand for re-appointments due to independence issues as of October 7, 2009. The decision to change auditors was approved by the Board of Directors on October 7, 2009.

The report of Dohan on the financial statements for the fiscal year ended September 30, 2006, did not contain any adverse opinion or disclaimer of opinion, but was qualified as to uncertainty with respect to going concern.

During the Company's one most recent annual report for the year ended September 30, 2006, and three prior interim quarters December 31, 2005, March 31, 2006, and June 30, 2006, and through October 7, 2009 there were no disagreements with Dohan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Dohan, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company. During the Company's one most fiscal year and any subsequent interim period through October 7, 2009, there were no disagreements with Dohan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Dohan would have caused it to make reference to the subject matter of the disagreements in connection with its report.

There were no disagreements with Dohan during the Company's one most fiscal year which would include September 30, 2006 and through October 7, 2009.  Dohan did not audit the fiscal years ended September 30, 2007 nor 2008, and any subsequent interim period, prior to October 7, 2009, the date upon which TAC was engaged.

During the Company's one most recent annual report for the year ended September 30, 2006, and three prior interim quarters December 31, 2005, March 31, 2006, and June 30, 2006, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

There were no reportable events during the Company's one most fiscal year which would include September 30, 2006, prior to October 7, 2009, the date upon which TAC was engaged.

During the Company's one most recent annual report September 30, 2006, and three prior interim quarters December 31, 2005, March 31, 2006, and June 30, 2006, and through October 7, 2009, the Company did not consult with TAC with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

There were no consultations with TAC during the Company's one most fiscal year and any subsequent interim period, prior to October 7, 2009, the date upon which TAC was engaged.

The Company has furnished a copy of this Report to Dohan and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

The letter from Dohan is herby submitted as exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(c)  Exhibit 16.1    Letter of Dohan & Company CPA P.A.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impact Fusion International, Inc.

Date: October 16, 2009	By:	/s/ Marc Walther
Marc Walther Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)